EXHIBIT 9


         THIS JOINT FILING AGREEMENT (this "Agreement"), dated as of December 27, 1996, is between and among SCI SYSTEMS, INC., a Delaware corporation, and SCI TECHNOLOGY, INC., an Alabama corporation.

         The parties hereto hereby agree that Amendment No. 2 to the Statement of Beneficial Ownership on Schedule 13D relating, among other things, to the beneficial ownership by the parties hereto of shares of the Common Stock, No Par Value, of Radius, Inc., and all subsequent amendments thereto, shall be filed with the Securities and Exchange Commission and delivered to Radius, Inc. on behalf of each of the parties.

         IN WITNESS WHEREOF, each of the undersigned have set their hand hereunto as of this 27th day of December, 1996.

                                SCI SYSTEMS, INC.



                                            By:/s/ Michael M. Sullivan
                                               ------------------------
                                            Name:  Michael M. Sullivan
                                            Title: Secretary



                              SCI TECHNOLOGY, INC.



                                            By:/s/ Michael M. Sullivan
                                               ------------------------
                                            Name:  Michael M. Sullivan
                                            Title: Secretary